EXHIBIT 99.1

                       [CROWN MEDIA HOLDINGS, INC. LOGO]







        CROWN MEDIA ANNOUNCES SALE OF INTERNATIONAL BUSINESS TO INVESTOR GROUP COMPRISED OF PROVIDENCE EQUITY PARTNERS, 3i AND DAVID ELSTEIN


GREENWOOD VILLAGE, COLO. - FEBRUARY 23, 2005 - Crown Media Holdings, Inc. (NASDAQ: CRWN), owner and operator of Hallmark Channel, today announced that it has entered into a definitive agreement for the sale of its international business to a group of investors comprised of Providence Equity Partners, 3i and U.K. television executive David Elstein.

The sale includes the international versions of the Hallmark Channel distributed outside the United States to 152 countries and approximately 60 million subscribers, the international rights to over 580 titles in the Crown Media library, and the state-of-the-art broadcast facility based in Denver, Colorado, which will continue to distribute the channels throughout the world. Substantially all of the employees of the international business as well as the broadcast facility will be employed by the investor group.

Proceeds from the transaction will be used by Crown Media to reduce outstanding indebtedness under its bank credit facility, for the repayment of certain intercompany receivables and the payment of other liabilities. The purchase price for the transaction is $242 million, subject to purchase price adjustments relating to receivables acquired and working capital changes. The investor group has delivered equity and debt financing commitments for the transaction, which are subject to customary conditions.

David Evans, President and Chief Executive Officer of Crown Media, said, "We are very pleased to have signed this agreement. We are confident that the investor group will capitalize on its global media expertise to continue to expand this international business, while we focus our efforts on maintaining the tremendous growth in ratings and distribution we have been able to generate in our domestic business. From a financial perspective, this is an excellent opportunity for our company to reduce leverage and improve our overall capital structure."


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The transaction is subject to customary closing  conditions,  including approval by the applicable regulatory authorities. The company expects to obtain approval and complete the transaction within six to eight weeks.


ABOUT CROWN MEDIA HOLDINGS
CROWN MEDIA HOLDINGS, INC. (NASDAQ: CRWN) owns and operates cable television channels dedicated to high quality, broad appeal, entertainment programming. The Company currently operates and distributes the Hallmark Channel in the U.S. to 68 million subscribers. Internationally, the channel is distributed to approximately 60 million subscribers in 152 countries. Through its subsidiary, Crown Media Distribution, LLC, Crown also distributes titles from its award-winning collection of movies, mini-series and films for exhibition in a variety of television media including broadcast, cable, video-on-demand and high definition television. Significant investors in Crown Media Holdings include:
Hallmark Entertainment Holdings, Inc., a subsidiary of Hallmark Cards, Incorporated, Liberty Media Corp., and J.P. Morgan Partners (BHCA), LP, each through their investments in Hallmark Entertainment Investments Co.; VISN Management Corp., a for-profit subsidiary of the National Interfaith Cable Coalition; and Hughes Electronics Corporation.


ABOUT PROVIDENCE EQUITY PARTNERS INC.
PROVIDENCE EQUITY PARTNERS INC. is a private investment firm specializing in equity investments in communications and media companies around the world. The principals of Providence Equity manage funds with over $9.0 billion in equity commitments, including Providence Equity Partners V, a $4.25 billion private equity fund, and have invested in more than 80 companies operating in over 20 countries since the firm's inception in 1991. Significant investments include VoiceStream Wireless, Metro-Goldwyn-Mayer, Warner Music Group, PanAmSat, AT&T Canada, eircom, Casema, Kabel Deutschland, Language Line, F&W Publications, ProSiebenSat.1, and Bresnan Broadband Holdings. Providence Equity has offices in Providence, Rhode Island, London, England, and New York, New York.

ABOUT 3i
3i is a world leader in private equity and venture capital. It invests in a wide range of opportunities from start-ups to buy-outs and buy-ins, focusing on businesses with high growth potential and strong management. Its competitive advantage comes from its international network and the strength and breadth of its relationships in business. It invests in businesses across three continents through local investment teams in Europe, Asia Pacific and the USA. To date, 3i has invested over $27 billion (including co-investment funds). 3i has been very active in the media-publishing sector. Recent transactions include the (euro)1bn refinancing of YBR, the classified phone directories group; the IPO of Pinewood / Shepperton Studios (TV and film production); buying Trinity Mirror's Northern Ireland papers in early 2004; taking a stake in French paper Liberation; backing the MBO of Lloyd's of London Press, which became Informa plc.


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ABOUT DAVID ELSTEIN
David Elstein is the former Chief Executive of Channel 5 who is now Chairman of the British Screen Advisory Council, the Commercial Radio Companies Association, Really Useful Theatres Limited, Screen Digest Limited, Sports Network plc and Digital Classics plc. He is also a non-executive director of NTL, Inc. and Kingsbridge Capital Limited. He has 40 years experience in media production and management, and will be Chairman of the company operating the acquired businesses.


FORWARD-LOOKING STATEMENTS
STATEMENTS CONTAINED IN THIS PRESS RELEASE MAY CONTAIN FORWARD-LOOKING STATEMENTS AS CONTEMPLATED BY THE 1995 PRIVATE SECURITIES LITIGATION REFORM ACT THAT ARE BASED ON MANAGEMENT'S CURRENT EXPECTATIONS, ESTIMATES AND PROJECTIONS. WORDS SUCH AS "EXPECTS," "ANTICIPATES," "INTENDS," "PLANS," "BELIEVES," "ESTIMATES," VARIATIONS OF SUCH WORDS AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY SUCH FORWARD-LOOKING STATEMENTS. FORWARD-LOOKING STATEMENTS ARE SUBJECT TO RISKS AND UNCERTAINTIES, WHICH COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE PROJECTED OR IMPLIED IN THE FORWARD-LOOKING STATEMENTS. SUCH RISKS AND UNCERTAINTIES INCLUDE: RISKS THAT THE SALE OF THE INTERNATIONAL BUSINESS WILL NOT BE COMPLETED OR MAY BE COMPLETED ON DIFFERENT TERMS; THE POTENTIAL FOR REGULATORY OR OTHER DEVELOPMENTS THAT COULD HAVE THE EFFECT OF DELAYING OR PREVENTING THE SALE OF THE INTERNATIONAL BUSINESS; COMPETITION FOR DISTRIBUTION OF CHANNELS, VIEWERS, ADVERTISERS, AND THE ACQUISITION OF
PROGRAMMING; FLUCTUATIONS IN THE AVAILABILITY OF PROGRAMMING; FLUCTUATIONS IN DEMAND FOR THE PROGRAMMING CROWN MEDIA AIRS ON ITS CHANNELS; AND OTHER RISKS DETAILED IN THE COMPANY'S FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE RISK FACTORS STATED IN THE COMPANY'S 10-Q REPORT FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004. CROWN MEDIA HOLDINGS IS NOT UNDERTAKING ANY OBLIGATION TO RELEASE PUBLICLY ANY UPDATES TO ANY FORWARD LOOKING STATEMENTS TO REFLECT EVENTS OR CIRCUMSTANCES AFTER THE DATE OF THIS RELEASE OR TO REFLECT THE OCCURRENCE OF UNANTICIPATED EVENTS.

FOR ADDITIONAL INFORMATION, PLEASE CONTACT:
CROWN MEDIA HOLDINGS
Mindy Tucker
IR Focus
914.725.8128
mindy@irfocusllc.com

INVESTOR GROUP

PROVIDENCE EQUITY PARTNERS
Andrew Cole
212-687-8080

3i
Helen Adams
+44 (0)20 7975 3465

DAVID ELSTEIN
Nick Fox
M: COMMUNICATIONS
+44 (0)20 7153 1540

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